Exhibit 99.1

BOSTON OMAHA CORPORATION ANNOUNCES INCREASE IN AUTHORIZED SHARES OF COMMON STOCK

Omaha, Nebraska (Business Wire)	May 7, 2018

On May 4, 2018, Boston Omaha Corporation (NASDAQ: BOMN) (the “Company”) held a Special Meeting of Stockholders where the Company’s stockholders voted to approve the amendment to the Company’s Second Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock, $.001 par value per share, from 20,000,000 to 40,000,000, all of which additional shares will be allocated to increase the number of authorized shares of the Company’s Class A common stock from 18,838,884 to 38,838,884. The Company’s authorized common stock now consists of 38,838,884 shares of Class A common stock and 1,161,116 shares of Class B common stock.

The final voting results for each matter submitted to a vote of the stockholders at the special meeting are as follows:

Votes Cast For	Votes Cast Against	Number of Abstentions	Number of Broker Non-Votes
20,894,594	10,957	645	5,838,098

This increase in the number of authorized shares was also a closing condition to the subsequent closing of the private placement previously announced on February 22, 2018. The initial closing was on March 6, 2018 and the subsequent closing is expected to close in May 2018. In addition, a portion of the additional authorized shares will be needed for any future sales of Class A common stock under the Company’s current shelf registration statement, including the “at the market offering” through Cowen and Company, LLC.

About Boston Omaha Corporation

Boston Omaha Corporation is a public company engaged in several lines of business, including outdoor advertising and surety insurance, and also maintains investments in commercial real estate and residential homebuilding businesses.

Forward-Looking Statements

Any statements in this press release about the Company’s future expectations, plans and prospects, including statements about our financing strategy, future operations, future financial position and results, market growth, total revenue, as well as other statements containing the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” and similar expressions, constitute forward-looking statements within the meaning of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. The Company may not actually achieve the plans, intentions or expectations disclosed in the Company’s forward-looking statements, and you should not place undue reliance on the Company’s forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements the Company make as a result of a variety of risks and uncertainties, including risks related to the Company’s estimates regarding the potential market opportunity for the Company’s current and future products and services, the Company’s expectations regarding the Company’s sales, expenses, gross margins and other results of operations, and the other risks and uncertainties described in the “Risk Factors” sections of the Company’s public filings with the Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent the Company’s views as of the date hereof. The Company anticipates that subsequent events and developments may cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof.

Contacts:

Boston Omaha Corporation

Catherine Vaughan

617-875-8911

cathy@bostonomaha.com